UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2015

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 – Regulation FD Disclosure.

On September 29, 2015, Egalet Corporation (the “Company”) will be hosting analysts and investors to discuss the commercialization of its products SPRIX and OXAYDO, as well as the abuse-deterrent data and potential label for its product candidate ARMYO. The management team will also provide an update on the Company’s pipeline with the addition of Egalet-003. The event will begin at 9:00 a.m. ET in New York, New York (the “Investor Day”).  A copy of the presentation is attached as Exhibit 99.1 hereto.

The information set forth this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 17 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 – Other Events

On September 29, 2015, the Company issued a press release announcing Investor Day, which is intended to provide analysts and investors with information regarding the commercialization of SPRIX, OXAYDO and Egalet-003, and reviewing data for ARYMO. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

99.1	Egalet Corporation Investor Presentation.

99.2	Press Release, dated September 29, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2015	EGALET CORPORATION

	By:	/s/ Stan Musial
Stan Musial Chief Financial Officer

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